UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

_____________________

FORM 8-K

_____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2024 (August 13, 2024)

Ludwig Enterprises, Inc.

(Exact name of registrant as specified in its charter)

333-271439	61-1133438
(Commission File Number)	(IRS Employer Identification Number)

1749 Victorian Avenue, #C-350 Sparks, Nevada	89431
(Address of Principal Executive Offices)	(Zip Code)

786-235-9026

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 13, 2024, the majority shareholders of Ludwig Enterprises, Inc., a Nevada corporation (the “Company”), acting by written consent in lieu of a meeting approved a change of the Company’s corporate name to “Revealia, Inc.” The corporate name change will take effect upon FINRA’s approval of such Corporate Action, the timing of which cannot be estimated by the Company.

Item 7.01 Regulation FD Disclosure.

 Press Release

On August 14, 2024, the Company issued the following press release:

Ludwig Announces Substantial Corporate Initiatives

Revealia™, the world's most convenient cancer screening test, to launch in 2024

Ludwig Enterprises, Inc, (OTC PINK: LUDG), a USA-based biotechnology company, is pleased to announce its corporate vision for the next 120 days. Ludwig has embarked on a plan to reshape the Company as it nears its launch of Revealia™.

A key initiative is the change of corporate name to "Revealia™, Inc." Following regulatory approvals, the new company name and a new ticker to match the name would be in place. Revealia™ is also the name of the company's cancer screening product.

The Company intends to apply with OTCMarkets to begin trading on the OTCQB, a first step in its longer-range plan of seeking a higher listing, such as NASDAQ or CBOE.

These corporate initiatives are a direct result of the company being in a position to launch its much-anticipated cancer screening kit, Revealia™. This kit will be among the most sophisticated on the market, aiming to compete against competitors in the highly profitable genetic cancer screening market, such as Exact Sciences, which launched Cologuard in 2014, the first stool DNA test for colorectal cancer. Revealia™, the world's most convenient cancer screening test, is planned to hit the direct-to-consumer market in 2024. A simple mail-order noninvasive cheek swab can help save lives. "Ludwig has uncovered potentially game-changing mRNA-based genetic signals associated with the presence of cancer," stated Marvin S. Hausman, MD, CEO. The Company, which has collected over 3000 samples to date, continues to collect mRNA samples from over 40 multipurpose medical clinics throughout the United States. Our proprietary machine learning AI technology allows continuous statistical updates as additional patient data is received.

About Ludwig Enterprises, Inc.

Ludwig Enterprises, Inc., a biotech and healthcare holding company, is a global leader in mRNA genomics and machine learning AI technology. Our mission is to identify, monitor, and create solutions to prevent chronic inflammation, the causative agent of illnesses™ such as cancer and heart disease, which are responsible for more than 50% of deaths worldwide.

For more information please visit: http://www.ludwigent.com.

SAFE HARBOR

Forward-looking statements in this release are made under the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. Ludwig Enterprises Inc.'s forward-looking statements do not guarantee future performance. This news release includes forward-looking statements concerning the future level of business for the parties. These statements are necessarily subject to risk and uncertainty. Actual results could differ materially from those projected in these forward-looking statements due to certain risk factors that could cause results to differ materially from estimated results. Management cautions that all statements as to future results of operations are necessarily subject to risks, uncertainties, and events that may be beyond the control of Ludwig Enterprises, Inc., and no assurance can be given that such results will be achieved. Potential risks and uncertainties include, but are not limited to, the ability to procure, appropriately price, retain, and complete projects and changes in products and competition.

CONTACT:

Ludwig Enterprises, Inc.

Marvin S. Hausman MD, CEO

marvin@ludwigent.com

www.ludwigent.com

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2024.

LUDWIG ENTERPRISES, INC.

By: /s/ Marvin S. Hausman, M.D.

Marvin S. Hausman, M.D.

Chief Executive Officer